Exhibit 23.1


SCHWARTZ LEVITSKY FELDMAN LLP

CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA












                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

     The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated February 24, 2004, except for notes 20 and 21 which are as of April 20, 2004 on the revised consolidated financial statements of Perfisans Holdings, Inc. (the "Company") for its fiscal years ended December 31, 2003 and 2002, included in the Amendment
     No. 4 to the Form SB2 Registration Statement being filed by Perfisans Holdings, Inc.
                                             /s/SCHWARTZ  LEVITSKY  FELDMAN  LLP
                                              "SCHWARTZ  LEVITSKY  FELDMAN  LLP"



     Toronto, Ontario
     June 28, 2004                                      Chartered Accountants






         1167 Caledonia Road
         Toronto, Ontario M6A 2X1
         Tel:  416 785 5353
         Fax:  416 785 5663